MATERIAL CONTRACTS - SECURED MASTER NOTE FOR MULTIPLE ADVANCES

FOURTH MODIFICATION OF SECURED MASTER NOTE FOR MULTIPLE ADVANCES

On June 27, 2000 iSurrender.com (now "Full Moon Universe, Inc.), a California corporation, executed a Secured Master Note for Multiple Advances (the "Note") in the maximum amount not to exceed One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00), together with interest at the rate of Nine and One-Half percent (9.5%) thereon computed on the daily outstanding unpaid principal balance.

On October 17, 2000 Payor and Zlotnick executed a Second Modification of Secured Master Note for Multiple Advances pursuant to which the maximum amount of the Note was increased to amount to an amount not to exceed One Million Eight Hundred Seventy-five Thousand and 00/100 Dollars ($1,875,000.00).

On November 15, 2000 Payor executed a Third Modification of Secured Master Note for Multiple Advances.

Payor has now received a total of One Million Eight Hundred Seventy-five Thousand and 00/100 Dollars ($1,875,000.00) from Mr. Zlotnick. The monies have been received by Payor on the following dates and in the following amounts:

Date               Amount
06/30/00          $400,000
07/20/00          $100,000
07/31/00          $300,000
08/15/00          $100,000
08/25/00          $350,000
09/08/00          $350,000
10/05/00          $175,000
10/19/00          $100,000

For mutual consideration, the receipt of which is hereby acknowledged, the Note is hereby modified to modify the repayment and default provisions as follows:

FOR VALUE RECEIVED, without grace, Full Moon Universe, Inc., a California corporation, ("Payor"), promises to pay to the order of Albert M. Zlotnick, ("Payee"), the unpaid principal sum of all advances made on this Fourth Modification to Secured Master Note for Multiple Advances ("Modified Note") with the maximum amount not to exceed One Million Eight Hundred Seventy-five Thousand and 00/100 Dollars ($1,875,000.00) together with interest at the rate of Nine and One-Half percent (9.5%) thereon computed on the daily outstanding unpaid principal balance as follows:

A payment of $500,000 plus accrued interest shall be due on January 30, 2001. A payment of $500,000 plus accrued interest accrued interest shall be due on May 31, 2001. A payment of $375,000 plus accrued interest accrued interest shall be due on September 30, 2001. The remaining unpaid principal, including all principal and accrued interest shall be due and payable on January 30, 2002.

In the event that the Share Exchange Agreement by and between Full Moon Universe, Inc. and Cimarron-Grandview Group, Inc. is terminated, then the unpaid principal and all accrued interest to date shall become due within ninety days provided, however, that any monies due and payable under the terms of the Note within said ninety day period shall not be delayed and shall remain due and payable as set forth under the repayment terms of this Note.

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The unpaid principal shall be the total amount advanced hereunder, less the amount of the principal payments made hereon. The undersigned warrants that this loan and all funds advanced hereunder are exclusively for commercial or business purposes. This Modified Note is given to avoid the execution of an individual note for each advance made by Payee.

Payor shall have the right to prepay principal at Payor's election without penalty. All payments shall be first applied to costs and late charges, if any, and then to accrued interest, if any, and the remainder to principal.

If Payor defaults in the payment of this Modified Note, or any part thereof, or if Payor defaults under the terms of the Consulting Agreement between Payor and Payee, a copy of which is attached hereto, then the principal sum with accrued interest shall at once become due and collectable without notice, time being of the essence of this Modified Note. In the event of Payor's default in this Modified Note or any payment thereof, the Modified Note shall then bear interest from the date of the first default in any payment of this Modified Note at the lesser of (i) the rate of twelve percent (12%) per annum, or (ii) the maximum interest rate allowable under applicable California Law, on the declining principal balance. The payments shall then be first applied to costs and late charges as above, then to accrued interest, and then to principal.

Payor agrees that failure to pay the Consulting Fees payable to Albert M. Zlotnick pursuant to the terms of the Amended Consulting Agreement dated November 9, 2000, a copy of which is attached hereto and by this reference incorporated herein, in a timely manner shall be deemed a default under the terms of this Note. Timely manner shall mean that the Consulting Fees shall be sent to Albert M. Zlotnick no later that the 15th day of each month by Federal Express or other overnight courier service to Albert M. Zlotnick's business address. In the event that the 15th day of a month is a weekend or bank holiday then the payment shall be sent in the same manner on the next business day after such weekend or bank holiday.

This Modified Note shall be secured pursuant to the provisions of the Uniform Commercial Code. Payor and Payee represent that they have executed a Security Agreement to effectuate Payor granting Payee a security interest in Payor's assets as described by the provisions of the Security Agreement. A copy of the Security Agreement is attached hereto as Exhibit "I" and fully incorporated herein by this reference.

In the event of a default hereunder and/or in the event of a filing of a petition of bankruptcy by or against the undersigned, the holder of this Modified Note shall be entitled to recover all attorney fees and costs incurred by the holder relating to this Modified Note and whether or not a legal proceeding is commenced to collect upon the Modified Note, including reasonable attorneys fees and costs incurred for collection proceedings, bankruptcy proceedings (such as efforts to modify or vacate any automatic stay or injunction, to file proofs of claim, to attend meetings of creditors and to object to any proposed disclosure statement or plan or reorganization), appeals, and post-judgment collection services.

The undersigned hereby waives demand, protest, and notice of demand, protest and non-payment.


Payor, for its heirs, legal representatives, successors, assigns, and all endorsers, respectively, waives presentment, demand, protest, and notice of dishonor and waives any right to be released by reason of any extension of time or change in terms of payment or any change or alteration.

In case suit is instituted to collect this Modified Note, or any portion thereof, whether principal or interest or both, Payor promises to pay such additional sum as the court may adjudge reasonable as attorney's fees, together with costs of action.

This Modified Note is to be construed in all respects and enforced according to the laws of the State of Pennsylvania. The parties agree that venue for enforcement of this note shall be in Los Angeles County, California.

This modification is to be covered secured under the terms of the Security Agreement made the 27th day of June, 2000 by and between iSurrender.com. a California corporation, Charles Band and all affiliated corporations (collectively the "Debtor") and Albert M. Zlotnick as the Secured Party as a modification of the Note.

All other terms and conditions of the Note are to remain in full force and effect.

EXECUTED this 1st  day of December, 2000.

Payor:

FULL MOON UNIVERSE, INC. (formerly iSurrender.com)


By:
      CHARLES BAND, PRESIDENT


     SECURITY AGREEMENT

This Security Agreement ("Agreement") is made this 27th day of June, 2000, by and between iSurrender.com, a California corporation, Charles Band and all affiliated corporations (collectively the "Debtor") and Albert M. Zlotnick ("Secured Party").

Section 1. Grant of Security Interest. Debtor, in consideration of the indebtedness described in this Agreement, hereby grants, conveys, and assigns to Secured Party for security all of Debtor's existing and future right, title and interest in, to and under the property listed in Section 2 of this Agreement. This security interest is granted to the Secured Party to (a) secure the payment of the indebtedness evidenced by The Secured Master Note for Multiple Advances payable to Secured Party dated June 26, 2000 ("Note") an amount not to exceed One Million Five Hundred Thousand dollars ($1,500,000) with interest thereon, and all renewals, extensions, and modifications of the Note; (b) the payment of all other sums, with interest thereon, advanced under the terms of this Agreement; and (c) the performance of the agreements and warranties of Debtor contained in this Agreement, or incorporated in this Agreement by reference.

Section 2. Property. The property subject to the security interest ("Collateral") is:

     2.1 Royalties, Accounts Receivable and Other Intangibles. All of the Debtor's rights to motion pictures, trademarks, service marks and related intellectual property rights, accounts, chattel paper, contract rights, commissions, warehouse receipts, bills of lading, delivery orders, drafts, acceptances, notes, debt and equity, securities, licenses, royalties and other instruments; documents; general intangibles and all other forms of receivables, and all guaranties and securities thereof.

     2.2 Inventory and Other Tangible Personal Property. All of the Debtor's inventory, including all goods, merchandise, materials, raw materials, work in progress, finished goods, now owned or hereinafter acquired and held for sale or lease or furnished or to be furnished under contracts or service agreements or to be used or consumed in the Debtor's business and all other tangible personal property of Debtor.

     2.3 After-Acquired Property. All property of the types described in Sections 2.1, 2.2 and 2.3, or similar thereto, that at any time hereafter may be acquired by Debtor, including but not limited to all accessions, parts, additions, replacements, and additional securities, licenses, and royalties received or acquired by Debtor.

     2.4 Proceeds. All proceeds of the sale or other disposition of any of the Collateral described or referred to in Sections 2.1 through 2.3. Sale or disposition of Collateral is prohibited except sales in the ordinary course of the Debtor's business.

Section 3. Representations, Warranties and Covenants of Debtor. The Debtor represents, warrants, agrees and covenants as follows:

     3.1 Payment of Principal and Interest. The Debtor shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Note, any prepayment and late charges provided in the Note, and all other sums secured by this Agreement.

     3.2 Corporate Existence. The Debtor is a corporation duly organized and existing under the laws of the state of California and is duly qualified in every other state in which it is doing business.

     3.3 Corporate Authority. The execution, delivery, and performance of this Agreement, execution and payment of the Note are within Debtor's corporate powers, have been duly authorized, and are not in contravention of law or the terms of the Debtor's articles of incorporation and bylaws, or of any indenture, agreement, or undertaking to which the Debtor is a party or by which it is bound.

3.4 Ownership of Collateral. The Debtor is the sole owner of the Collateral and will defend the Collateral against the claims and demands of all other persons at any time claiming the same or any interest therein.

     3.5 Financial Statements. The unaudited financial statements of iSurrender.com for the five month period ended May 31, 2000 (the "Interim Date"), which have previously been provided to Secured Party, present fairly in all material respects the financial position and results of operations of iSurrender.com for the months period indicated therein in conformity with generally accepted accounting principles.

Section 4. Sale or Removal of Collateral Prohibited. Except for the sale of inventory in the ordinary course of Debtor's business, the Debtor shall not remove the Collateral from its premises or sell, lease, encumber, pledge, mortgage, assign, grant a security interest in, or otherwise transfer the Collateral without the written consent of the Secured Party.

Section 5. Perfection of Security Interest. The Debtor agrees to execute and file financing statements, and do whatever may be necessary under the provisions of the Uniform Commercial Code, as adopted by the state of California to perfect and continue the Secured Party's interest in the Collateral, all at the Debtor's expense.

Section 6. Taxes and Assessments. The Debtor will pay or cause to be paid promptly when due all taxes and assessments on the Collateral, this Agreement, and the Note. The Debtor may, however, withhold payment of any tax assessment or claim if a good faith dispute exists as to the obligation to pay.

Section 7. Application of Payments. All payments received by the Secured Party from the Debtor under the Note and this Agreement, shall be applied by the Secured Party to late charges, if any, then to accrued interest and then to principal.

Section 8. Protection of Secured Party's Security. If the Debtor fails to perform the covenants and agreements contained or incorporated in this Agreement, or if any action or proceeding is commenced which affects the Collateral or title thereto or the interest of the Secured Party therein, including, but not limited to eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, then the Secured Party, at the Secured Party's option, may make such appearance, disburse such sums, and take such action as the Secured Party deems necessary, in its sole discretion, to protect the Secured Party's interest. Any amounts disbursed by Secured Party pursuant to this Section, with interest thereon, shall become additional indebtedness of the Debtor secured by this Agreement. Unless the Debtor and the Secured Party agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the default rate stated in the Note unless collection from the Debtor of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from the Debtor under applicable law. Nothing contained in this Section shall require the Secured Party to incur any expense or take any action.

Section 9. Inspection. The Secured Party may make or cause to be made reasonable entries upon and inspections of the Debtor's premises to inspect the Collateral.

Section 10. Debtor and Lien Not Released. From time to time, the Secured Party may, at the Secured Party's option, without giving notice to or obtaining the consent of the Debtor, the Debtor's successors or assigns or of any other lienholder or guarantors, without liability on the Secured Party's part, and notwithstanding the Debtor's breach of any covenant or agreement of the Debtor in this Agreement, extend the time for payment of said indebtedness or any part thereof, reduce the payments thereon, release anyone liable on any of said indebtedness, accept a renewal note or notes therefor, modify the terms and the time of payment of said indebtedness, release from the lien of this Agreement any part of the Collateral, take or release other or additional security, reconvey any part of the Collateral, join in any extension or subordination agreement, and agree in writing with the Debtor to modify the rate of interest or period of amortization of the Note or change the amount of any payments payable thereunder. Any actions taken by the Secured Party pursuant to the terms of this Section shall not affect the obligation of the Debtor or the Debtor's successors or assigns to pay the sums secured by this Agreement and to observe the covenants of the Debtor contained herein, shall not affect the guaranty of any person, corporation, partnership, or other entity for payment of the indebtedness secured hereby, and shall not affect the lien or priority of lien hereof on the Collateral.

Section 11. Forbearance by Secured Party Not a Waiver. Any forbearance by the Secured Party in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by the Secured Party of payment of any sum secured by this Agreement after the due date of such payment shall not be a waiver of the Secured Party's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes, rents or other liens or charges by the Secured Party shall not be a waiver of the Secured Party's right to accelerate the maturity of the indebtedness secured by this Agreement, nor shall the Secured Party's receipt of any awards, proceeds or damages as provided in this Agreement operate to cure or waive the Debtor's default in payment of sums secured by this Agreement.

Section 12. Uniform Commercial Code Security Agreement. This Agreement is intended to be a security agreement pursuant to the Uniform Commercial Code for any of the items specified above as part of the Collateral which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code, and the Debtor hereby grants the Secured Party a security interest in said items. The Debtor agrees that the Secured Party may file any appropriate document in the appropriate index as a financing statement for any of the items specified above as part of the Collateral. In addition, the Debtor agrees to execute and deliver to the Secured Party, upon the Secured Party's request, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Agreement in such form as the Secured Party may require to perfect a security interest with respect to said items. The Debtor shall pay all costs of filing such financing statements and any extensions, renewals, amendments, and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements the Secured Party may reasonably require. Without the prior written consent of the Secured Party, the Debtor shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in the Collateral, including replacements and additions thereto. Upon the occurrence of an event of default, the Secured Party shall have the remedies of a secured party under the Uniform Commercial Code and, at the Secured Party's option, may also invoke the other remedies provided in this Agreement as to such items. In exercising any of said remedies, the Secured Party may proceed against the items of personal property specified above as part of the Collateral separately or together and in any order whatsoever, without in any way affecting the availability of the Secured Party's remedies under the Uniform Commercial Code or of the other remedies provided in this Agreement.

Section 13. Events of Default. The Debtor shall be in default under this Agreement when any of the following events or conditions occurs:

     13.1     The Debtor shall be in default under the Note.

     13.2 The Debtor fails to comply with any term, obligation, covenant, or condition contained in this Agreement, within ten (10) days after receipt of written notice from the Secured Party demanding such compliance.

     13.3 Any warranty, covenant, or representation made to the Secured Party by the Debtor under this Agreement, proves to have been false in any material respect when made or furnished.

     13.4 Any event that results in acceleration of the maturity of any indebtedness of Debtor under any note, indenture, contract, or agreement.

     13.5 Any levy, seizure, attachment, lien, or encumbrance of or on the Collateral which is not discharged by the Debtor within 10 days or, any sale, transfer, or disposition of any interest in the Collateral, other than in the ordinary course of business, without the written consent of the Secured Party.

Section 14. Acceleration in Case of Borrower's Insolvency. If the Debtor voluntarily files a petition under the federal Bankruptcy Act, as such Act may from time to time be amended, or under any similar or successor federal statute relating to bankruptcy, insolvency, arrangements or reorganizations, or under any state bankruptcy or insolvency act, or files an answer in an involuntary proceeding admitting insolvency or inability to pay debts, or if the Debtor is adjudged a bankrupt, or if a trustee or receiver is appointed for the Debtor's property, or if the Collateral becomes subject to the jurisdiction of a federal bankruptcy court or similar state court, or if the Debtor makes an assignment for the benefit of its creditors, or if there is an attachment, receivership, execution or other judicial seizure, then the Secured Party may, at the Secured Party's option, declare all of the sums secured by this Agreement to be immediately due and payable without prior notice to the Debtor, and the Secured Party may invoke any remedies permitted by this Agreement. Any attorneys' fees and other expenses incurred by the Secured Party in connection with the Debtor's bankruptcy or any of the other events described in this Section shall be additional indebtedness of the Debtor secured by this Agreement.

Section 15. Acceleration in Event of Noncompletion. In the event that (i) at September 15, 2000, the Proxy Statement relating to the Share Exchange contemplated by the Reorganization Agreement shall not have been cleared by the Securities and Exchange Commission ("SEC") and Payee shall have determined that it is unlikely that the Proxy Statement shall be approved because of the inability of Payor to provide disclosure requested by the SEC or (ii) if at any time, the business operations of Payee will make closing of the Share Exchange unlikely, then the Secured Party may, at the Secured Party's option, declare all of the sums secured by this Agreement to be immediately due and payable ninety days hence without prior notice to the Debtor, and the Secured Party may invoke any remedies permitted by this Agreement. Any attorneys' fees and other expenses incurred by the Secured Party in connection with any of the events described in this Section shall be additional indebtedness of the Debtor secured by this Agreement.

Section 16.     Rights of Secured Party.

     15.1 Upon default or at any time before default when the Secured Party reasonably feels insecure, the Secured Party may require the Debtor to assemble the Collateral and make it available to the Secured Party at the place to be designated by the Secured Party which is reasonably convenient to both parties.

Section 17. Waiver of Statute of Limitations. Debtor hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien of this Agreement or to any action brought to enforce the Note or any other obligation secured by this Agreement and the Sales Agreement.

Section 18. Waiver of Marshalling. Notwithstanding the existence of any other security interest in the Collateral held by the Secured Party or by any other party, the Secured Party shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided by this Agreement. The Secured Party shall have the right to determine the order in which any or all portions of the indebtedness secured by this Agreement are satisfied from the proceeds realized upon the exercise of the remedies provided in this Agreement. The Debtor, any party who consents to this Agreement, and any party who now or hereafter acquires a security interest in the Collateral and who has actual or constructive notice of this Agreement, hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or by this Agreement.

Section 19. Provisions of Agreement. The Debtor agrees to comply with the covenants and conditions of the Loan Agreement which is hereby incorporated by reference in and made a part of this Agreement. All advances made by the Secured Party pursuant to the Note shall be indebtedness of the Debtor secured by this Agreement, and such advances may be obligatory as provided in the Note. All sums disbursed by the Secured Party to protect the security of this Agreement up to the principal amount of the Note shall be treated as disbursements pursuant to this Agreement. All such sums shall bear interest from the date of disbursement at the rate stated in the Note, unless collection from the Debtor of interest at such rate would be contrary to applicable law in which event such amount shall bear interest at the highest rate which may be collected from the Debtor under applicable law. In case of a breach by the Debtor of the covenants and conditions of the Note, the Secured Party at the Secured Party's option (i) may invoke any of the rights or remedies provided in the Note, (ii) may accelerate the sums secured by this Agreement and invoke the remedies provided in this Agreement or, (iii) may do both.

Section 20. Remedies Cumulative. Each remedy provided in this Agreement is distinct and cumulative to all other rights or remedies under this Agreement or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

Section 21 Assignment. Except as otherwise provided within this Agreement, neither party hereto may transfer or assign this Agreement without prior written consent of the other party.

Section 22 Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Venue for any dispute shall be had in Los Angeles County, Washington.

Section 23 Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

Section 24 Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

Section 25 Separate Counsel. The parties acknowledge that Secured Party has been represented by Workland & Witherspoon, PLLC, that the Debtor has not been represented in this transaction by the Secured Party's attorneys, and Debtor has been advised that it is important for the Debtor to seek separate legal advise and representation in this matter.

Section 26     Counterparts.      This Agreement and any Agreements contemplated
hereunder may be executed in any number of counterparts and all of such counterparts and copies shall be and constitute an original instrument.

Section 27     Signatures.     This Agreement and any Agreements contemplated
hereunder may be executed by facsimile signature.


EXECUTED as of the date first written above.

DEBTOR:

iSURRENDER.COM, INC..

By:
        CHARLES BAND, PRESIDENT


_____________________________________
CHARLES BAND


_____________________________________
CHARLES BAND, PRESIDENT OF ANY
AND ALL AFFILIATED COMPANIES



SECURED PARTY:




ALBERT  M.  ZLOTNICK.